Exhibit 5.3

SMITH, ANDERSON, BLOUNT,

DORSETT, MITCHELL & JERNIGAN, L.L.P.

LAWYERS

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601 -----------------	January 5, 2024	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 ----------------- TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

IQVIA Inc.

2400 Ellis Road

Durham, North Carolina 27703

Re:	IQVIA Inc.

5.700% Senior Secured Notes due 2028

6.250% Senior Secured Notes due 2029

Exchange Offer

Ladies and Gentlemen:

We have acted as North Carolina counsel to IQVIA Inc., a Delaware corporation (the “Company”), and to the direct and indirect subsidiaries of the Company listed on Schedule I attached hereto (each an “Opinion Party,” and collectively the “Opinion Parties”), in connection with the execution and filing with the Securities and Exchange Commission of a registration statement under the Securities Act of 1933 (the “Exchange Offer Registration Statement”) and the transactions contemplated thereby (the “Transactions”). The Exchange Offer Registration Statement includes a prospectus (the “Prospectus”) which provides for the issuance by the Company in an exchange offer of (i) $750,000,000 aggregate principal amount of 5.700% Senior Secured Notes due 2028 (the “2028 Exchange Notes”) and (ii) $1,250,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2029 (the “2029 Exchange Notes” and together with the 2028 Exchange Notes, the “Exchange Notes”). The 2028 Exchange Notes will be offered by the Company in exchange for a like principal amount of the Company’s outstanding 5.700% Senior Secured Notes due 2028. The 2029 Exchange Notes will be offered by the Company in exchange for a like principal amount of the Company’s outstanding $1,250,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2029. The 2028 Exchange Notes are to be issued pursuant to an Indenture dated as of May 23, 2023 (as amended, supplemented or modified through the date hereof, the “2028 Indenture”), between the Company, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The 2029 Exchange Notes are to be issued pursuant to an Indenture dated as of November 28, 2023 (as amended, supplemented or modified through the date hereof, the “2029 Indenture” and together with the 2028 Indenture, the “Indentures”), between the Company, the guarantors named therein and the Trustee. Payment of the Exchange Notes will be guaranteed by the Guarantors pursuant to Article 10 of the Indenture.

IQVIA Inc.

January 5, 2024

We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed necessary to render the opinions contained herein. These documents included, among others:

i.	the Exchange Offer Registration Statement;

ii.	the Indentures;

iii.

a copy of the Articles of Incorporation of each Opinion Party identified as a corporation on Schedule I attached hereto (each a “Corporate Opinion Party”), certified as of the date hereof by an officer of such Corporate Opinion Party;

iv.

a copy of the Articles of Organization of each Opinion Party identified as a limited liability company on Schedule I attached hereto (each an “LLC Opinion Party”), certified as of the date hereof by an officer of the sole member of such LLC Opinion Party;

v.	a copy of the Bylaws or Amended and Restated Bylaws, as the case may be, of each Corporate Opinion Party, certified as of the date hereof by an officer of such Corporate Opinion Party;

vi.	a copy of the Limited Liability Company Agreement of each LLC Opinion Party, certified as of the date hereof by an officer of the sole member of such LLC Opinion Party;

vii.

a copy of the unanimous written consent of the directors of each Corporate Opinion Party, relating to the Transactions, certified as of the date hereof by an officer of such Corporate Opinion Party; and

viii.	a copy of the written consent of the sole member of each LLC Opinion Party, relating to the Transactions, certified as of the date hereof by an officer of the sole member of such LLC Opinion Party.

The documents referenced in items (i) and (ii) are referred to herein as the “Transaction Documents.” The documents referred in items (iii) through (viii) above are referred to herein as the “Organizational Documents.”

Where we have considered it appropriate, with respect to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon (i) certificates or other comparable documents of public officials, and (ii) certificates of officers or other appropriate representatives of the Company and the Opinion Parties. In addition, we have examined originals or copies, certified to our satisfaction, of the documents and agreements listed in certificates signed by duly authorized officers of the Opinion Parties dated as of the date hereof.

IQVIA Inc.

January 5, 2024

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, and we express no opinion as to the laws of any other jurisdiction. This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinion letters of this kind.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

1.	(a)	Each Corporate Opinion Party is a corporation in existence under the laws of the State of North Carolina.

	(b)	Each LLC Opinion Party is a limited liability company in existence under the laws of the State of North Carolina.

2.	(a)	Each Corporate Opinion Party has the corporate power to execute, deliver and perform its obligations under the Transaction Documents.

	(b)	Each LLC Opinion Party has the limited liability company power to execute, deliver and perform its obligations under the Transaction Documents.

3.	(a)	Each Corporate Opinion Party has duly authorized the execution, delivery and performance of the Transaction Documents by all necessary corporate action and has duly executed and delivered the Transaction Documents.

	(b)	Each LLC Opinion Party has duly authorized the execution, delivery and performance of the Transaction Documents by all necessary limited liability company action and has duly executed and delivered the Transaction Documents.

4.	The execution and delivery by each Opinion Party of the Transaction Documents, and the performance by such Opinion Party of its obligations thereunder, do not violate the Organizational Documents of such Opinion Party.

5.	The execution and delivery by the Opinions Parties of the Transaction Documents, and the performance by such Opinion Party of its obligations thereunder, do not violate applicable provisions of statutory laws or regulations.

6.	No consent, approval, authorization or other action by, or filing with, any governmental authority, agency, body or court of the State of North Carolina is required for any Opinion Party’s execution and delivery of the Transaction Documents, or the performance of its obligations thereunder.

IQVIA Inc.

January 5, 2024

The opinions expressed above are subject to the following assumptions, qualifications and limitations:

(A) Our opinions are subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.

(B) Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

(C) In rendering our opinion in paragraph 1(a) above that each Corporate Opinion Party “is a corporation” and “is in existence,” we have relied solely upon a Certificate of Existence regarding such Corporate Opinion Party issued by the Secretary of State of the State of North Carolina dated as of the date set forth on Schedule I attached hereto. In rendering our opinion in paragraph 1(b) above that each LLC Opinion Party “is a limited liability company” and “is in existence,” we have relied solely upon a Certificate of Existence regarding such LLC Opinion Party issued by the Secretary of State of the State of North Carolina dated as of the date set forth on Schedule I attached hereto.

*    *    *    *    *

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus. Our opinions herein are expressed as of the date hereof, and we undertake no obligation to advise you of changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

SCHEDULE I

Opinion Parties

Opinion Party	Type	Certificate of Existence
BENEFIT HOLDING, INC.	Corporation	December 11, 2023
INNOVEX MERGER CORP.	Corporation	December 11, 2023
IQVIA PHARMA INC.	Corporation	December 11, 2023
IQVIA PHARMA SERVICES CORP.	Corporation	December 11, 2023
IQVIA RDS ASIA INC.	Corporation	December 11, 2023
IQVIA RDS INC.	Corporation	December 11, 2023
Q SQUARED SOLUTIONS LLC	Limited Liability Company	December 11, 2023
QCARE SITE SERVICES, INC.	Corporation	December 11, 2023
IQVIA RDS LATIN AMERICA LLC	Limited Liability Company	December 11, 2023